Exhibit 99.1
Couchbase Announces Fourth Quarter and Fiscal 2023 Financial Results
Santa Clara, Calif., - March 7, 2023 – Couchbase, Inc. (NASDAQ: BASE), the cloud database platform company, today announced financial results for its fourth quarter and fiscal year ended January 31, 2023.
“We delivered another strong quarter of sustained growth along with substantial operational progress in fiscal 2023,” said Matt Cain, Chair, President and CEO of Couchbase. “This is a direct result of great execution across the company, which we are particularly pleased with despite this more challenging macro environment. As we begin fiscal 2024, we remain sharply-focused on delivering top-line growth, increasing Capella adoption, driving further sales and marketing efficiency and improving profitability.”
Fourth Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $41.6 million, an increase of 19% year-over-year. Subscription revenue for the quarter was $38.1 million, an increase of 16% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of January 31, 2023 was $163.7 million, an increase of 23% year-over-year, or 24% on a constant currency basis. See the section titled “Key Business Metrics” below for details.
•Gross margin: Gross margin for the quarter was 85.7%, compared to 88.2% for the fourth quarter of fiscal 2022. Non-GAAP gross margin for the quarter was 86.3%, compared to 88.7% for the fourth quarter of fiscal 2022. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $18.5 million, compared to $12.7 million for the fourth quarter of fiscal 2022. Non-GAAP operating loss for the quarter was $9.9 million, compared to $9.1 million for the fourth quarter of fiscal 2022.
•Cash flow: Cash flow used in operating activities for the quarter was $10.2 million, compared to $2.7 million in the fourth quarter of fiscal 2022. Capital expenditures were $1.6 million during the quarter, leading to negative free cash flow of $11.8 million, compared to negative free cash flow of $2.7 million in the fourth quarter of fiscal 2022.
•Remaining performance obligations (RPO): RPO as of January 31, 2023 was $165.9 million, an increase of 3% year-over-year.

Full Year Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the year was $154.8 million, an increase of 25% year-over-year. Subscription revenue for the year was $142.9 million, an increase of 23% year-over-year.
•Gross margin: Gross margin for the year was 86.9%, compared to 88.0% for fiscal 2022. Non-GAAP gross margin for the year was 87.6%, compared to 88.4% for fiscal 2022.
•Loss from operations: Loss from operations for the year was $69.3 million, compared to $56.3 million for fiscal 2022. Non-GAAP operating loss for the year was $41.3 million, compared to $45.5 million for fiscal 2022.
•Cash flow: Cash flows used in operating activities for the year were $41.2 million, compared to $41.6 million in fiscal 2022. Capital expenditures were $5.6 million during the year, leading to negative free cash flow of $46.8 million, compared to negative free cash flow of $42.4 million in fiscal 2022.
Recent Business Highlights
•Announced the Couchbase Capella Database-as-a-Service (DBaaS) offering on Azure, allowing customers to improve alignment with applications and support hybrid and multi-cloud strategies from a single platform. Microsoft Azure customers worldwide gain access to Capella to take advantage of the scalability, reliability and agility of Capella on Azure to drive application development and shape business strategies.
•Announced a newly-enhanced Independent Software Vendor (ISV) partner program that provides training, certifications, migration support and resources to cost-efficiently help ISVs modernize applications.
•Recognized in the Gartner® Magic Quadrant™ for Cloud Database Management Systems, December 2022.
•Appointed Fidelma Butler as Chief People Officer to lead the people function. Butler brings a wealth of experience and leadership, with a focus on scaling SaaS teams and building award-winning company culture, and was previously a vice president at Zendesk.

Financial Outlook

For the first quarter and full year of fiscal 2024, Couchbase expects:

	Q1 FY2024 Outlook	FY2024 Outlook
Total Revenue	$39.5-40.1 million	$171.7-174.7 million
Total ARR	$169.2-172.2 million	$190.0-194.0 million
Non-GAAP Operating Loss	$14.9-14.1 million	$44.0-40.0 million
The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.
Couchbase is not able, at this time, to provide GAAP targets for operating loss for the first quarter or full year of fiscal 2024 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Conference Call Information

Couchbase will host a live webcast at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, March 7, 2023, to discuss its financial results and business highlights. The conference call can be accessed by dialing 877-407-8029 from the United States, or +1 201-689-8029 from international locations. The live webcast and a webcast replay can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.
Gartner, Magic Quadrant for Cloud Database Management Systems, December 2022
GARTNER and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s Research & Advisory organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
About Couchbase
Modern customer experiences need a flexible database platform that can power applications spanning from cloud to edge and everything in between. Couchbase’s mission is to simplify how developers and architects develop, deploy and consume modern applications wherever they are. We have reimagined the database with our fast, flexible and affordable cloud database platform Capella, allowing organizations to quickly build applications that deliver premium experiences to their customers – all with best-in-class price performance. More than 30% of the Fortune 100 trust Couchbase to power their modern applications. For more information, visit www.couchbase.com and follow us on Twitter @couchbase.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at blog.couchbase.com to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense, employer taxes on employee stock transactions and restructuring charges. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.
Beginning with the first quarter of fiscal 2023, we have excluded employer payroll taxes on employee stock transactions, which is a cash expense, from our non-GAAP results. These payroll taxes have been excluded from our non-GAAP results because they are tied to the timing and size of the exercise or vesting of the underlying equity awards, and the price of our common stock at the time of vesting or exercise may vary from period to period independent of the operating performance of our business. Prior period non-GAAP financial measures have not been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.
Free cash flow: We define free cash flow as cash used in operating activities less additions of property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.

Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be automatically renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. ARR also includes revenue from consumption-based cloud credits of Couchbase Capella products. ARR for Couchbase Capella products in a customer’s initial year is calculated as described above; after a customer’s initial year it is calculated by annualizing the prior 90 days of actual consumption, assuming no increases or reductions in usage. ARR excludes revenue derived from the use of cloud products only based on on-demand arrangements and services revenue. ARR should be viewed independently of revenue, and does not represent our revenue under GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for forecasts of revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers and expand within our existing customers. We believe that our ARR is an important indicator of the growth and performance of our business. We updated our definition of ARR beginning in the first quarter of fiscal 2023 to include revenue from consumption-based cloud credits of Couchbase Capella products by annualizing the prior 90 days of actual consumption, assuming no increases or reductions in usage, and updated in the third quarter of fiscal 2023 to clarify that the 90-day actual consumption methodology is only used after a customer’s initial year. The reason for these changes is to better reflect the ARR for Couchbase Capella products following the launch of Couchbase Capella in fiscal 2022. ARR for prior periods have not been adjusted to reflect these changes as they are not material to any period previously presented.
We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the section titled “Financial Outlook” above and statements about Couchbase’s market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being relatively new and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of geopolitical and macroeconomic factors and the ongoing COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the Securities and Exchange Commission that we may file from time to time, including those more fully described in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2023 that will be filed with the Securities and Exchange Commission, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com
Media Contact:
Michelle Lazzar
Couchbase Communications
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenue:
License	$4,977	$6,540	$19,885	$19,008
Support and other	33,158	26,245	123,010	97,279
Total subscription revenue	38,135	32,785	142,895	116,287
Services	3,488	2,279	11,929	7,255
Total revenue	41,623	35,064	154,824	123,542
Cost of revenue:
Subscription(1)	3,214	2,311	10,762	8,529
Services(1)	2,738	1,817	9,497	6,252
Total cost of revenue	5,952	4,128	20,259	14,781
Gross profit	35,671	30,936	134,565	108,761
Operating expenses:
Research and development(1)	15,000	13,372	57,760	51,639
Sales and marketing(1)	29,303	23,658	111,067	89,372
General and administrative(1)	8,207	6,574	33,390	24,008
Restructuring(1)	1,663	—	1,663	—
Total operating expenses	54,173	43,604	203,880	165,019
Loss from operations	(18,502)	(12,668)	(69,315)	(56,258)
Interest expense	(25)	(26)	(101)	(656)
Other income (expense), net	1,938	(256)	1,960	(300)
Loss before income taxes	(16,589)	(12,950)	(67,456)	(57,214)
Provision for income taxes	25	286	1,038	1,015
Net loss	$(16,614)	$(13,236)	$(68,494)	$(58,229)
Cumulative dividends on Series G redeemable convertible preferred stock	—	—	—	(2,917)
Net loss attributable to common stockholders	$(16,614)	$(13,236)	$(68,494)	$(61,146)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.30)	$(1.53)	$(2.37)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	45,281	43,688	44,787	25,777
_______________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Cost of revenue—subscription	$144	$73	$535	$196
Cost of revenue—services	116	80	433	196
Research and development	2,046	1,119	7,937	3,343
Sales and marketing	2,563	1,447	9,426	3,968
General and administrative	1,922	868	7,390	3,047
Restructuring	65	—	65	—
Total stock-based compensation expense	$6,856	$3,587	$25,786	$10,750

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of January 31, 2023	As of January 31, 2022

Assets
Current assets
Cash and cash equivalents	$40,446	$95,688
Short-term investments	127,856	110,266
Accounts receivable, net	39,847	36,696
Deferred commissions	13,096	11,783
Prepaid expenses and other current assets	8,234	8,559
Total current assets	229,479	262,992
Property and equipment, net	7,430	4,288
Operating lease right-of-use assets(2)	6,940	—
Deferred commissions, noncurrent	7,524	8,243
Other assets	1,666	1,219
Total assets	$253,039	$276,742
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,407	$1,923
Accrued compensation and benefits	12,641	16,143
Other accrued expenses	6,076	3,231
Operating lease liabilities(2)	3,117	—
Deferred revenue	71,716	69,010
Total current liabilities	94,957	90,307
Operating lease liabilities, noncurrent(2)	4,543	—
Deferred revenue, noncurrent	3,275	2,713
Other liabilities	—	507
Total liabilities	102,775	93,527
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	561,547	525,392
Accumulated other comprehensive loss	(807)	(195)
Accumulated deficit	(410,476)	(341,982)
Total stockholders’ equity	150,264	183,215
Total liabilities and stockholders’ equity	$253,039	$276,742
_______________________________
(2)The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2022 and elected the transition option that allows the Company not to restate the comparative periods in its financial statements in the year of adoption.

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(16,614)	$(13,236)	$(68,494)	$(58,229)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	867	710	3,171	2,824
Amortization of debt issuance costs	—	—	—	52
Stock-based compensation, net of amounts capitalized	6,856	3,587	25,786	10,750
Amortization of deferred commissions	4,447	3,940	16,996	13,763
Non-cash lease expense	757	—	2,909	—
Foreign currency transaction (gains) losses	(774)	377	524	382
Other	(593)	164	(416)	267
Changes in operating assets and liabilities
Accounts receivable	(16,941)	(14,289)	(3,537)	(730)
Deferred commissions	(5,321)	(8,867)	(17,590)	(20,495)
Prepaid expenses and other assets	(850)	(333)	(159)	(6,217)
Accounts payable	(1,971)	(1,604)	(495)	(491)
Accrued compensation and benefits	3,579	6,213	(3,497)	7,030
Accrued expenses and other liabilities	2,803	(86)	3,103	(493)
Operating lease liabilities	(824)	—	(2,754)	—
Deferred revenue	14,376	20,772	3,268	10,013
Net cash used in operating activities	(10,203)	(2,652)	(41,185)	(41,574)
Cash flows from investing activities
Purchases of short-term investments	(33,976)	(46,200)	(144,613)	(112,479)
Maturities and sales of short-term investments	45,750	1,800	126,893	21,268
Additions to property and equipment	(1,553)	(5)	(5,646)	(819)
Net cash provided by (used in) investing activities	10,221	(44,405)	(23,366)	(92,030)
Cash flows from financing activities
Payments of debt	—	—	—	(25,000)
Proceeds from exercise of stock options	1,189	1,562	5,222	7,495
Proceeds from issuance of common stock under ESPP	—	—	4,484	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	214,854
Payment for fractional shares in reverse stock split	—	—	—	(9)
Payments of deferred offering costs	—	—	—	(4,930)
Net cash provided by financing activities	1,189	1,562	9,706	192,410
Effect of exchange rate changes on cash, cash equivalents and restricted cash	458	(257)	(397)	(415)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,665	(45,752)	(55,242)	58,391
Cash, cash equivalents, and restricted cash at beginning of period	39,324	141,983	96,231	37,840
Cash, cash equivalents, and restricted cash at end of period	$40,989	$96,231	$40,989	$96,231
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$40,446	$95,688	$40,446	$95,688
Restricted cash included in other assets	543	543	543	543
Total cash, cash equivalents and restricted cash	$40,989	$96,231	$40,989	$96,231

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$41,623	$35,064	$154,824	$123,542
Gross profit	$35,671	$30,936	$134,565	$108,761
Add: Stock-based compensation expense	260	153	968	392
Add: Employer taxes on employee stock transactions	5	—	41	—
Non-GAAP gross profit	$35,936	$31,089	$135,574	$109,153
Gross margin	85.7%	88.2%	86.9%	88.0%
Non-GAAP gross margin	86.3%	88.7%	87.6%	88.4%

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP research and development	$15,000	$13,372	$57,760	$51,639
Less: Stock-based compensation expense	(2,046)	(1,119)	(7,937)	(3,343)
Less: Employer taxes on employee stock transactions	(27)	—	(165)	—
Non-GAAP research and development	$12,927	$12,253	$49,658	$48,296

GAAP sales and marketing	$29,303	$23,658	$111,067	$89,372
Less: Stock-based compensation expense	(2,563)	(1,447)	(9,426)	(3,968)
Less: Employer taxes on employee stock transactions	(76)	—	(294)	—
Non-GAAP sales and marketing	$26,664	$22,211	$101,347	$85,404

GAAP general and administrative	$8,207	$6,574	$33,390	$24,008
Less: Stock-based compensation expense	(1,922)	(868)	(7,390)	(3,047)
Less: Employer taxes on employee stock transactions	(8)	—	(106)	—
Non-GAAP general and administrative	$6,277	$5,706	$25,894	$20,961

GAAP restructuring expense	$1,663	$—	$1,663	$—
Less: Restructuring(3)	(1,663)	—	(1,663)	—
Non-GAAP restructuring	$—	$—	$—	$—

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Total revenue	$41,623	$35,064	$154,824	$123,542
Loss from operations	$(18,502)	$(12,668)	$(69,315)	$(56,258)
Add: Stock-based compensation expense	6,791	3,587	25,721	10,750
Add: Employer taxes on employee stock transactions	116	—	606	—
Add: Restructuring(3)	1,663	—	1,663	—
Non-GAAP operating loss	$(9,932)	$(9,081)	$(41,325)	$(45,508)
Operating margin	(44)%	(36)%	(45)%	(46)%
Non-GAAP operating margin	(24)%	(26)%	(27)%	(37)%

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:
Net loss attributable to common stockholders	$(16,614)	$(13,236)	$(68,494)	$(61,146)
Add: Stock-based compensation expense	6,791	3,587	25,721	10,750
Add: Employer taxes on employee stock transactions	116	—	606	—
Add: Restructuring(3)	1,663	—	1,663	—
Non-GAAP net loss attributable to common stockholders	$(8,044)	$(9,649)	$(40,504)	$(50,396)
GAAP net loss per share attributable to common stockholders	$(0.37)	$(0.30)	$(1.53)	$(2.37)
Non-GAAP net loss per share attributable to common stockholders	$(0.18)	$(0.22)	$(0.90)	$(1.96)
Weighted average shares outstanding, basic and diluted	45,281	43,688	44,787	25,777
_______________________________
(3)For the three months and year ended January 31, 2023, stock-based compensation expense related to restructuring charges were included in the restructuring expense line.
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Net cash used in operating activities	$(10,203)	$(2,652)	$(41,185)	$(41,574)
Less: Additions to property and equipment	(1,553)	(5)	(5,646)	(819)
Free cash flow	$(11,756)	$(2,657)	$(46,831)	$(42,393)
Net cash provided by (used in) investing activities	$10,221	$(44,405)	$(23,366)	$(92,030)
Net cash provided by financing activities	$1,189	$1,562	$9,706	$192,410

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of
	Oct. 31,	Jan. 31,	April 30,	July 31,	Oct. 31,	Jan. 31,
	2021	2022	2022	2022	2022	2023
Annual Recurring Revenue	$122.3	$132.9	$139.7	$145.2	$151.7	$163.7